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                              DEL WEBB CORPORATION

                      9 3/4% SENIOR SUBORDINATED DEBENTURES

                             UNDERWRITING AGREEMENT

                             DATED JANUARY 15, 1997


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                             UNDERWRITING AGREEMENT

                                                                January 15, 1997

DILLON, READ & CO. INC.
GOLDMAN, SACHS & CO.
c/o Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York 10022

Dear Sirs:

         Del Webb Corporation (the "Company") proposes to issue and sell to the Underwriters named in Schedule I annexed hereto (the "Underwriters") $150,000,000 aggregate principal amount of its 9 3/4% Senior Subordinated Debentures due 2008, (the "Debentures"). The Debentures are described in the Prospectus which is referred to below.

         The Debentures are to be issued pursuant to an Indenture (the "Indenture") to be dated as of January 21, 1997, among the Company, State Street Bank and Trust Company, as trustee, and State Street Bank and Trust Company, N.A., as agent.

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3, and Amendment No.1 thereto, including a prospectus, relating to $200,000,000 of securities, including debentures, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). As used in this Agreement, "Base Prospectus" shall mean the prospectus included in the Registration Statement when it became effective under the Act on July 21, 1995, as it may have been amended subsequent to that date to the date hereof. The Company has furnished to you, for use by the Underwriters and by dealers, copies of a preliminary prospectus supplement, including the Base Prospectus contained therein and all documents incorporated by reference therein (collectively, the "Preliminary Prospectus") relating to the Debentures. Except where the context otherwise requires, the shelf registration statement and Amendment No. 1 thereto, as in effect at the time of execution of this Agreement, including all documents filed as part thereof or incorporated by reference therein, and including the Base Prospectus, is herein called the "Registration Statement," and the final prospectus supplement relating to the Debentures, including (i) the Base Prospectus and (ii) all documents incorporated therein or in the Base Prospectus by reference, in the form first filed by the Company with the Commission pursuant to Rule 424(b)(2) under the Act, is herein called the "Prospectus."


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         The Company and the Underwriters agree as follows:

         1. Sale and Purchase: Upon the basis of the warranties and representations and the other terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Debentures set forth opposite the name of such Underwriter in Schedule I attached hereto, in each case at a purchase price of 96.750% of the principal amount thereof, plus accrued interest from the Time of Purchase (as hereinafter defined). You shall release the Debentures for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

         2. Payment and Delivery: Payment of the purchase price for the Debentures shall be made to the Company in same day funds at the office of Dillon, Read & Co. Inc. in New York City, against delivery of the certificates for the Debentures to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on January 21, 1997 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Time of Purchase." Certificates for the Debentures shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day (1) preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the Debentures by you, the Company agrees to make such certificates available to you for such purpose at lease one full business day preceding the Time of Purchase.

         3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters that:

                  (a) each Preliminary Prospectus filed pursuant to Rule 424 under the Act complied in all material respects with the Act; when the Registration Statement became effective and at all times subsequent thereto up to the Time of Purchase, the Registration Statement and the Prospectus, and any supplements or amendments thereto, complied and will comply in all material respects with the provisions of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Registration Statement at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or

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1        As used herein, "business day" shall mean a day on which the New York
         Stock Exchange is open for trading.

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         representation with respect to any statement contained in the
         Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Prospectus and set forth in the section of the Prospectus entitled "Underwriting"; the documents incorporated by reference in the Prospectus, at the time they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, complied in all material respects with the requirements of the Exchange Act, and, except to the extent, if any, they are modified or superseded by the Registration Statement or the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has complied and, until completion of the offering of the Debentures will continue in the future to comply, with its obligations under the Exchange Act;

                  (b) the conditions for use of a registration statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement and Prospectus;

                  (c) the consolidated capitalization of the Company as of September 30, 1996 is as set forth under the column entitled "September 30, 1996 - Actual" in the section of the Prospectus entitled "Capitalization" and, as of the Time of Purchase, assuming the Time of Purchase had been September 30, 1996, the consolidated capitalization of the Company shall be as set forth under the column entitled "September 30, 1996 - As Adjusted" in the section of the Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority
         (i) to own its properties and conduct its business as described in the Registration Statement and Prospectus, and (ii) to execute, deliver and perform its obligations under this Agreement and the Indenture and to issue, sell and deliver the Debentures as herein contemplated;

                  (d) the Company and each of its subsidiaries (or, as to Terravita Marketplace L.L.C., an Arizona limited liability company ("TLLC"), consolidated affiliates) listed on Schedule II attached hereto (the "Operating Subsidiaries") are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective business and in which the failure to be so licensed or qualified could have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and the subsidiaries taken as a whole; the Company and each of the Operating Subsidiaries are in compliance with the laws, orders, rules, regulations and directives issued or administered by each such jurisdiction, except where the failure to be in compliance will not have a material adverse effect on the condition (financial or other), business, prospects or

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         results of operations of the Company and its subsidiaries taken as a whole; all of the outstanding capital stock or other securities evidencing equity ownership of each of the Operating Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except with respect to TLLC, are directly or indirectly owned by the Company; the Company directly or indirectly owns a 60% percent membership interest in TLLC; each Operating Subsidiary has been duly organized and is validly existing under the laws of the jurisdiction pursuant to which such Operating Subsidiary is incorporated or organized, and each Operating Subsidiary has full power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus; no subsidiary of the Company other than an Operating Subsidiary, accounted for more than one percent of the Company's consolidated assets, revenues or net earnings (excluding for purposes of computing net earnings, the non-cash loss incurred during the fiscal year ended June 30, 1996 in connection with the adoption of Statement of Financial Accounting Standards No. 121) at and for the fiscal year ended June 30, 1996 or at and for the three months ended September 30, 1996 or is expected to account for more than one percent of the Company's consolidated assets, revenues or net earnings at and for the fiscal year ending June 30, 1997; and the Company and the Operating Subsidiaries accounted for more than 99% of the Company's consolidated assets, revenues and net earnings at and for the fiscal year ended June 30, 1996 and at and for the three months ended September 30, 1996 and are expected to account for more than 99% of the Company's consolidated assets, revenues and net earnings at and for the fiscal year ending June 30, 1997;

                  (e) neither the Company nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), its respective charter or bylaws or in the performance or observance of any license, obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, which breach or default could have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole; and the execution, delivery and performance of this Agreement and the issuance of the Debentures and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), any provision of the charter, bylaws or operating agreement of the Company or any of the Operating Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Operating Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Operating Subsidiaries;

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                  (f) the Indenture has been duly authorized by the Company and when executed and delivered by the Company will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                  (g) the Debentures have been duly authorized by the Company and when executed and delivered by the Company will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                  (h) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or announced public policy;

                  (i) the Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus;

                  (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Debentures as contemplated hereby other than registration of the Debentures under the Act, any necessary qualification or exemption under the securities or blue sky laws of the various jurisdictions in which the Debentures are being offered by the Underwriters and the filing of this Agreement and the Indenture with the Commission as exhibits to a Form 8-K, which filing of this Agreement the Company agrees to make in a timely manner and in any event prior to the Time of Purchase and which filing of the Indenture the Company agrees to make in a timely manner, and in any event within 5 days of the Time of Purchase;

                  (k) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company as a consequence of the issue and sale of the Debentures to the Underwriters hereunder, nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Debentures;

                  (l) KPMG Peat Marwick LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are included or incorporated by reference in the Registration Statement and Prospectus, are independent public accountants with respect to the Company as required by the Act;

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                  (m) each of the Company and the Operating Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals necessary to date from other persons, in order to conduct its respective business, in each case where the absence of which would have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole; neither the Company nor any of the Operating Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Operating Subsidiaries the effect of which would have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole;

                  (n) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                  (o) there is no action, suit, or proceeding pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could result in a judgment, decree or order having a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole;

                  (p) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis during the periods involved;

                  (q) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in or contemplated by the Registration Statement or Prospectus, there has not been (A) any material adverse change in the business, prospects or results of operations of the Company and its subsidiaries taken as a whole, (B) any transaction that is material to the Company and its subsidiaries taken as a whole, proposed or entered into by the Company or any of its subsidiaries or
         (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole;

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                  (r) there is no claim pending or threatened or to the best knowledge of the Company, contemplated under any Environmental Law (as defined below) against the Company or any subsidiary which, if adversely determined, would have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole; there are no past or present actions or conditions including, without limitation, the release of any hazardous substance or waste regulated under any Environmental Law that are likely to form the basis of any such claim under existing law against the Company or any of its subsidiaries, which, if adversely determined, would have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole. The term "Environmental Law" means any federal, state, local or foreign law, rule or regulation now in effect governing pollution or protection of the environment;

                  (s) the Company or the applicable subsidiary has good and marketable title to all properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those reflected in such financial statements (or elsewhere in the Prospectus), (ii) those existing in the ordinary course in connection with the business of the Company and its subsidiaries and which do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries taken as a whole or (iii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries taken as a whole. The Company or the applicable subsidiary holds its material leased properties, if any, under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its subsidiaries taken as a whole;

                  (t) neither the Company nor any of the Operating Subsidiaries, nor any employee of the Company or any of the Operating Subsidiaries, has made any payment of funds of the Company or any of the Operating Subsidiaries prohibited by law, and no funds of the Company or any of the Operating Subsidiaries have been set aside to be used for any payment prohibited by law;

                  (u) the Company and its subsidiaries have filed all federal or state income or franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or could be properly asserted against the Company or any of its subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and its subsidiaries;

                  (v) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated; and

                  (w) neither the Company nor any of its subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation thereunder.

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         4. Certain Covenants of the Company: The Company hereby covenants and agrees:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Debentures for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Debentures, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Debentures); to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to obtain the withdrawal of any order of suspension at the earliest practicable moment;

                  (b) from time to time to furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request;

                  (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or become effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b)(2) under the Act (which the Company agrees to file in a timely manner under such Rule);

                  (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of, the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall reasonably object in writing;

                  (e) to furnish to you and, upon request to each of the other Underwriters, for a period of eight years from the date of this Agreement, but only so long as the Company is subject to the periodic reporting requirements of the Exchange Act (or, if shorter, the period of time the Debentures are outstanding) (i) copies of any reports or other communications that the Company shall send to its stockholders generally or shall from time to time publish or publicly disseminate,
         (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii)

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         such other non-confidential information as you may reasonably request regarding the Company and which is produced by the Company in the ordinary course of business;

                  (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Debentures is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used or in the information incorporated therein by reference, so that the Prospectus, as then supplemented, would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as reasonably requested by the Underwriters and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (g) to make generally available to its securityholders and to deliver to you (if not otherwise delivered pursuant to Section 4(e) hereof), an earnings statement of the Company (which need not be audited and will satisfy the provisions of Section 11(a) of the Act including, at the option of the Company, Rule 158) covering a period of twelve months beginning after the date of the Prospectus as soon as is reasonably practicable after the termination of such twelve-month period but not later than fifteen months after the date of the Prospectus.

                  (h) to furnish to you two (2) conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such additional conformed copies thereof as you shall reasonably request;

                  (i) to furnish to you as early as practicable prior to the Time of Purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its subsidiaries that have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) of this Agreement;

                  (j) to apply the net proceeds from the sale of the Debentures in the manner set forth under the caption "Use of Proceeds" in the Registration Statement and Prospectus;

                  (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement otherwise becomes effective or is terminated, to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iv) below) in connection with (i) the preparation and filing of each Preliminary

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         Prospectus, the Prospectus, and any amendments or supplements thereto or to the Registration Statement, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication, sale and delivery of the Debentures, (iii) the reproduction and furnishing of copies of this Agreement, any dealer agreements and the Indenture to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Debentures for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel in connection with such state law matters) and the preparation and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the listing of the Debentures on the New York Stock Exchange and any other stock exchange on which the Debentures may be listed, (vi) any filing fee for review of the public offering of the Debentures by the National Association of Securities Dealers, Inc. and (vii) the performance of the Company's other obligations hereunder;

                  (l) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

                  (m) to refrain from investing the proceeds from the sale of the Debentures in a manner to cause the Company or any of its subsidiaries to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                  (n) to use its best efforts to cause the Debentures to be listed on the New York Stock Exchange.

         5. Reimbursement of Underwriters' Expenses: If the Debentures are not delivered for any reason other than the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses in connection with the matters contemplated hereunder, including the reasonable fees and disbursements of their counsel; provided, however, that if the Underwriters determine to terminate this Agreement pursuant to Section 7 hereof and such determination is not reasonable, then the Underwriters shall not be entitled to reimbursement of their out-of-pocket expenses under this Section 5.

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         6. Conditions of the Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Purchase, the performance by the Company of its obligations hereunder and to the following conditions:

                  (a) The Company shall furnish to you at the Time of Purchase an opinion of Gibson, Dunn & Crutcher, special counsel for the Company, addressed to the Underwriters and dated the Time of Purchase in the form set forth in Annex A hereto.

                  (b) The Company shall furnish to you at the Time of Purchase an opinion of Robertson C. Jones, Esq., Vice President and General Counsel of the Company, addressed to the Underwriters and dated the Time of Purchase in the form set forth in Annex B hereto.

                  (c) You shall have received at the Time of Purchase from Shipman & Goodwin, special counsel to the Trustee under the Indenture, an opinion addressed to the Underwriters and dated the Time of Purchase, with respect to the matters set forth in Annex C hereto.

                  (d) You shall have received from KPMG Peat Marwick LLP letters dated as of the date of this Agreement and the Time of Purchase, as the case may be, and addressed to the Underwriters, each in form and substance heretofore approved by you.

                  (e) You shall have received at the Time of Purchase an opinion from Latham & Watkins in form and substance reasonably satisfactory to you.

                  (f) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which you reasonably have objected in writing prior to such filing.

                  (g) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act;

                  (h) Prior to the Time of Purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (i) Between the time of execution of this Agreement and the Time of Purchase there has not been (i) any material and adverse change, present or prospective, in the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction that is material to the Company and its subsidiaries taken as a whole entered into by the Company or any of its subsidiaries or (iii) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole.

                  (j) The Company at the Time of Purchase will deliver to you a certificate executed by two of its executive officers to the effect that the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraph (h) and paragraph (i) have been met and are true and correct as of such date.

                  (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Time of Purchase as you may reasonably request.

                  (l) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof at or before the Time of Purchase.

                  (m) The Debentures shall have been approved for listing on the New York Stock Exchange.

                  (n) Between the time of execution of this Agreement and the Time of Purchase (i) there shall not have occurred any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; provided, however, that clause (i) shall not include any rating by Standard & Poor's Corporation of the Company's 9 3/4% Senior Subordinated Debentures due 2003 (the "9 3/4% Debentures"), the Company's 9% Senior Subordinated Debentures due 2006 (the "9% Debentures") or the Debentures of B- or higher, and clause (ii) shall not include the announcement of any surveillance or review, with possible negative implications, by Standard & Poor's Corporation of the rating of the Company's 9 3/4% Debentures, the 9% Debentures or the Debentures if the rating under such surveillance or review is higher than B-.

         7. Effective Date of Agreement; Termination: This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

         The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of either of you if, at any time prior to the Time of Purchase, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such Underwriter, make it impracticable to market the Debentures.

         If you elect to terminate this Agreement as provided in this Section 7, the Company and the other Underwriter shall be notified promptly by letter sent by facsimile transmission and registered mail, or by telegram.

         If the sale to the Underwriters of the Debentures, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(k), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

         8. Increase in Underwriters' Commitments: If any Underwriter shall default in its obligation to take up and pay for the Debentures to be purchased by it hereunder and if the aggregate principal amount of the Debentures which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of the Debentures, the non-defaulting Underwriter or Underwriters shall take up and pay for (in addition to the aggregate principal amount of the Debentures it is obliged to purchase pursuant to Section 1 hereof) the aggregate principal amount of the Debentures agreed to be purchased by such defaulting Underwriter, as hereinafter provided. Such aggregate principal amount of the Debentures shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such aggregate principal amount of the Debentures shall be taken up and paid for by all nondefaulting Underwriters pro rata in proportion to the aggregate principal amount of the Debentures set opposite the names of such non-defaulting Underwriters in Schedule I.

         Without relieving any defaulting Underwriter or Underwriters from its obligations hereunder, the Company agrees with the non-defaulting Underwriter that it will not sell any Debentures hereunder unless all of the Debentures are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

         If a new Underwriter or Underwriters are substituted by the non-defaulting Underwriter or Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

         The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule I.

         9.       Indemnity by the Company and the Underwriters:

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person that controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of each Underwriter and of each such controlling person (collectively, the "Underwriter indemnified parties') from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) which, jointly or severally, any Underwriter indemnified party may incur as they are incurred (and regardless of whether the Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or the Preliminary Prospectus (as the same may have been amended or supplemented prior to the date of the Prospectus), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information with respect to any Underwriter furnished in writing by any such Underwriter through you to the Company expressly for use therein with reference to such Underwriter; provided, however, that the indemnity agreement contained in this Section 9(a) with respect to the Preliminary Prospectus or amended or supplemented Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, expense, liability or claim purchased the Debentures which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Debentures to such person.

                  (b) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party, with respect to which indemnity may be sought against the

         Company pursuant to this Section 9, such Underwriter indemnified party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Underwriter indemnified party in its reasonable judgment and payment of all fees and expenses; provided that the omission so to notify the Company shall not relieve the Company from any liability that it may have to any Underwriter indemnified party unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. An Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed promptly to assume the defense and employ counsel satisfactory to the Underwriter indemnified party in its reasonable judgment, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Underwriter indemnified party and the Company and such Underwriter indemnified party shall have concluded in its reasonable judgment that there may be one or more legal defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified party), in any of which events such fees and expenses shall be borne by the Company and paid as incurred. It is understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter indemnified parties, which firm shall be designated in writing by Dillon, Read & Co. Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company, or if there is a final judgment with respect thereto, the Company agrees to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and any person that controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Company indemnified parties") to the same extent as the foregoing indemnity from the Company to the Underwriter indemnified parties, but only with respect to information covering such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in the Registration Statement, the Prospectus or the Preliminary Prospectus (as the same may have been amended or supplemented prior to the date of the Prospectus). In case any action shall be brought against any Company indemnified party based on the Registration Statement, the

         Prospectus or the Preliminary Prospectus (as the same may have been amended or supplemented prior to the date of the Prospectus) and in respect of which indemnity may be sought against the Underwriters pursuant to this Section 9(c), the Underwriters shall have the rights and duties given to the Company by Section 9(b) hereof (except that if the Company shall have assumed the defense thereof the Underwriters shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, provided that the fees and expenses of such counsel shall be at the Underwriters' expense), and the Company indemnified parties shall have the rights and duties given to the Underwriter indemnified parties by Section 9(b) hereof.

                  (d) If the indemnification provided for in this Section 9 is unavailable to, or insufficient to hold harmless, any Underwriter indemnified party or any Company indemnified party, then the party required to indemnify such indemnified party under this Section 9 shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Debentures, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportions as the total proceeds from the offering (net of underwriting discounts and commission but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in its reasonable judgment in connection with investigating or defending any claim or action.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even it the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Debentures underwritten by such Underwriter and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this subsection (d) are several and in proportion to their respective underwriting commitments and not joint.

                  The statements under the caption "Underwriting" in the Prospectus (to the extent such statements relate to an Underwriter) constitute the only information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or the Preliminary Prospectus (as the same may have been amended or supplemented prior to the date of the Prospectus).

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of any Company indemnified party, and shall survive any termination of this Agreement or the issuance and delivery of the Debentures. The Company and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the issuance and sale of the Debentures or in connection with the Registration Statement, the Prospectus or the Preliminary Prospectus (as the same may have been amended or supplemented prior to the date of the Prospectus).

         10. Notices. Except as otherwise provided herein, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if timely delivered or sent to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, N.Y. 10022, Attention:
Syndicate Department and, if to the Company, shall be sufficient in all respects if timely delivered to the Company at the offices of the Company at 6001 N. 24th Street, Phoenix, Arizona 85016, Attention: Robertson C. Jones, Esq. Any party may change the address at which it is to receive statements, requests, notices and agreements by written notice to the other parties.

         11. GOVERNING LAW; CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

         12. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Underwriter indemnified parties and the Company indemnified parties, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         13. Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement between the parties.

                                                   Very truly yours,

                                                   DEL WEBB CORPORATION

                                                   By: /s/ Robertson C. Jones
                                                       -------------------------
                                                       Name:  Robertson C. Jones
                                                       Title: Vice President and
                                                              General Counsel

Agreed to and accepted as of the date
first above written:

DILLON, READ & CO. INC.
GOLDMAN, SACHS & CO.

By:  DILLON, READ & CO. INC.

By: /s/ John G. Brim
   ------------------------------
   Name:  John G. Brim
   Title: Managing Director

                                   SCHEDULE I

                                                                                                   Principal Amount
                                 Underwriter                                                        of Debentures
                                 -----------                                                        -------------
Dillon, Read & Co. Inc.............................................................                   $  90,000,000

Goldman, Sachs & Co................................................................                      60,000,000
                                                                                                      -------------

     Total.........................................................................                   $ 150,000,000
                                                                                                      =============

                                   SCHEDULE II

Del Webb Communities, Inc., an Arizona corporation

Del E. Webb Development Co., L.P., a Delaware limited partnership

Del Webb California Corp., an Arizona corporation

Del Webb's Coventry Homes, Inc., an Arizona corporation

Del Webb's Coventry Homes Construction Co., an Arizona corporation

Del Webb Home Construction, Inc., an Arizona corporation

Del E. Webb Foothills Corporation, an Arizona corporation

Del Webb Commercial Properties Corporation, an Arizona corporation

Terravita Home Construction Co., an Arizona corporation

Terravita Corp., an Arizona corporation

Terravita Marketplace L.L.C., an Arizona limited liability company

Del Webb's Coventry Homes of Tucson, Inc., an Arizona corporation

Del Webb's Coventry Homes Construction of Tucson, Co. an Arizona Corporation

Del Webb's Coventry Homes of Nevada, Inc., an Arizona corporation

Del Webb Homes, Inc., an Arizona corporation

The Villages at Desert Hills, Inc.
   (formerly Del Webb Lakeview Corporation), an Arizona corporation

DW Aviation Co., Inc., an Arizona corporation

Del Webb Conservation Holding Corp., an Arizona corporation

Terravita Commercial Corp., an Arizona corporation

Trovas Company, an Arizona corporation

Trovas Construction Company, an Arizona corporation

Del Webb Texas Limited Partnership, an Arizona limited partnership

Fairmount Mortgage, Inc., an Arizona corporation

Del Webb Limited Holding Co., an Arizona corporation

Del Webb Southwest Co., an Arizona corporation

                                                                         ANNEX A

                                  January ___, 1997

Dillon, Read & Co. Inc.                                            C 95181-00123
Goldman, Sachs & Co.
c/o Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York 10022

                  Re:      Del Webb Corporation
                           Public Offering of $150 Million of
                           9 3/4% Senior Subordinated Debentures due

Ladies and Gentlemen:

                  We have acted as special counsel to Del Webb Corporation, a Delaware corporation (the "Company"), in connection with its sale to you of $150 million of 9 3/4% Senior Subordinated Debentures Due 2008 (the "Debentures") pursuant to the Underwriting Agreement, dated January 15, 1997, between each of you and the Company (the "Underwriting Agreement"). This opinion is rendered to you pursuant to Section 6(a) of the Underwriting Agreement.

                  In connection with our examination of documents as described below, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

                  For the purpose of rendering this opinion, we have made such factual and legal inquiries as we deemed necessary under the circumstances and in that connection we have examined, among other things, originals or copies of the following:

                  (1) The registration statement on Form S-3 (file number 33-60089) filed by the Company with the Securities and Exchange Commission (the "Commission") on June 9, 1995 for the purpose of registering the sale of various securities, including Senior Subordinated Debt Securities, under the Securities Act of 1933, as amended (the "Securities Act"),

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 2

                           the related Form T-1 filed with the Commission for the purpose of qualifying the Indenture (defined below) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), Amendment No. 1 to that Registration Statement filed with the Commission on July 21, 1995 and the final prospectus, dated July 21, 1995, filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations adopted by the Commission under the Securities Act (the "Rules"). The registration statement in the form in which it became effective on July 21, 1995, including the documents incorporated by reference therein to the extent not modified or superseded thereby, is referred to below as the "Registration Statement", the final prospectus of the Company dated July 21, 1995, in the form filed with the Commission pursuant to Rule 424(b) of the Rules, including the documents incorporated by reference therein to the extent not modified or superseded thereby, is referred to below as the "Prospectus" and the Prospectus, as supplemented by the Prospectus Supplement to Prospectus dated January 15, 1997, in the form filed with the Commission pursuant to Rule 424(b) of the Rules, including the documents incorporated by reference therein to the extent not modified or superseded thereby, is referred to below as the "Prospectus/Prospectus Supplement";

                  (2) The order of the Commission dated July 21, 1995 declaring the Registration Statement effective under the Securities Act;

                  (3) The Certificate of Incorporation of the Company, as amended to date;

                  (4)      The Bylaws of the Company, as amended to date;

                  (5) Minutes of meetings of the Company's Board of Directors at which actions were taken with respect to the transactions covered by this opinion and minutes or records of other corporate proceedings;

                  (6) The action of the Chief Executive Officer of the Company, dated as of January 15, 1997, with respect to the terms of the Debentures and the Indenture;

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997

Page 3

                  (7) The letters of KPMG Peat Marwick LLP, dated January 15, 1997 and the date hereof, delivered pursuant to
                           Section 6(d) of the Underwriting Agreement;

                  (8) The certificates, dated as of the date hereof, delivered pursuant to Section 6(k) of the Underwriting Agreement;

                  (9) The Directors and Officers Questionnaires of the directors and executive officers of the Company;

                  (10) The Indenture, dated as of January 21, 1997, among the Company, State Street Bank and Trust Company, as Trustee (the "Trustee"), and State Street Bank and Trust Company, N.A., as Co-Registrar and Co-Paying Agent (the "Agent"), pursuant to which the Debentures are to be issued (the "Indenture");

                  (11) The Certificate of the Trustee, dated as of the date hereof, as to the due authentication of the Debentures;

                  (12)     The Underwriting Agreement;

                  (13)     Specimen certificate(s) representing the Debentures;

                  (14) The opinion of Robertson C. Jones, Esq., Vice President and General Counsel of the Company, to you, dated January ___, 1997;

                  (15)     The documents referred to in subparagraphs (x)(B),
                           (C), (D), (E) and (F) below and the indentures with respect to the Company's 10-7/8% Senior Notes due 2000, 9-3/4% Senior Subordinated Debentures due 2003 and 9% Senior Subordinated Debentures due 2006;

                  (16) Such other certificates and assurances from public officials and officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion, copies of which have been delivered to you; and

                  (17) The opinions rendered by us in connection with our representation of the Company in the issuance of its common stock and certain related documents.

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 4

                  Based on the foregoing and in reliance thereon (with respect to the opinion of Robertson C. Jones, to the extent set forth below), and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to (A) own its properties and conduct its business, in each case as described in the Prospectus/Prospectus Supplement, and (B) execute and deliver the Underwriting Agreement and the Indenture and to issue, sell and deliver the Debentures as contemplated by the Underwriting Agreement;

                  (ii) Each of the entities listed on Schedule II to the Underwriting Agreement (the "Material Subsidiaries") is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and, as to the Material Subsidiaries that are corporations and Del E. Webb Development Co., L.P., a Delaware limited partnership ("DEVCO"), in good standing under the laws of its respective jurisdiction of incorporation or organization. Each Material Subsidiary has the corporate, partnership or limited liability company power to own its properties and conduct its business, in each case as described in the Prospectus/Prospectus Supplement;

                  (iii) The Company is qualified to do business and in good standing in California and Arizona; Del Webb Communities, Inc., an Arizona corporation, is qualified to do business and in good standing in Nevada and South Carolina; DEVCO is qualified to do business in Arizona and Nevada; Del Webb Southwest Co., an Arizona corporation, is qualified to do business and in good standing in Texas; Del Webb Texas Limited Partnership, an Arizona limited partnership, is qualified to do business in Texas; Del Webb's Coventry Homes Construction Co., an Arizona corporation, is qualified to do business and in good standing in Nevada; and Del Webb California Corp., an Arizona corporation, is qualified to do business and in good standing in California;

                  (iv) The Company has the authorized capital stock set forth in the Prospectus/Prospectus Supplement;

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 5

                  (v) The 2,500,000 shares and 375,000 shares of the Company's Common Stock issued on June 25 and July 25, 1991, respectively, in a registered public offering, the approximately 1.1 million shares of the Company's common stock publicly issued in August and September 1987 in an exchange offer for then outstanding notes, the 333,333 shares of common stock of the Company issued on September 25, 1983, upon exercise of warrants, in a registered public offering and the approximately 3.2 million shares of common stock of the Company issued in connection with the underwritten call in May and June 1992 of the Company's 10-3/8% Convertible Subordinated Debentures (none of which, we are informed, are now outstanding) were all duly and validly authorized, fully paid, non-assessable and not issued in violation of any preemptive rights provided by Arizona law or the Articles of Incorporation or Bylaws of the Company as then in effect (the Company was incorporated in Arizona at the time of each of these issuances of common stock). The 2,474,900 shares of the Company's common stock issued on August 16, 1995 in a registered public offering were all duly and validly authorized, fully paid, non-assessable and not issued in violation of any preemptive rights provided by Delaware law or the Certificate of Incorporation or Bylaws of the Company as then in effect;

                  (vi) To our knowledge, there are no actions, suits or proceedings pending or threatened in writing against the Company or any of the Material Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency, that are required to be described in the Prospectus/Prospectus Supplement but are not so described;

                  (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (viii) The Debentures have been duly authorized by the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997

Page 6

                           terms, and the Debentures and the Indenture conform to the descriptions thereof in the Prospectus/Prospectus Supplement;

                  (ix) The Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and the Indenture has been qualified under the Trust Indenture Act;

                  (x) The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance and sale of the Debentures by the Company and the consummation of the other transactions contemplated by the Underwriting Agreement and the Indenture will not result in any breach of or constitute a default under (or constitute an event which with notice, lapse of time or both would constitute a breach of or default under): (A) the Certificate of Incorporation or Bylaws of the Company; (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other similar written agreement or instrument that was filed, or incorporated by reference, as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1995 filed with the Commission or that is referred to in the Prospectus/Prospectus Supplement; (C) the Company's 10-7/8% Senior Notes due 2000; (D) the Company's 9-3/4% Senior Subordinated Debentures due 2003; (E) the Company's 9% Senior Subordinated Debentures due 2006; (F) any federal or Arizona state statute, regulation or rule applicable to the Company (with respect to the execution, delivery and performance of the Indenture and the issuance and sale of the Debentures only, provided that no opinion is expressed as to state securities or Blue Sky laws or the rules and regulations under any of them or as to any misstatements or omissions in the Registration Statement, Prospectus or Prospectus/Prospectus Supplement); (G) the Delaware General Corporation Law (with respect to the execution, delivery and performance of the Indenture and the issuance and sale of the Debentures only, provided that no opinion is expressed as to state securities or Blue Sky laws or the rules and regulations under any of them or as to any misstatements or omissions in the Registration Statement, Prospectus or Prospectus/Prospectus Supplement); or (H) any license, decree, judgment or order applicable to the Company and known to us (with respect to the execution, delivery and performance of the Indenture and the issuance and sale of

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 7

                           the Debentures only, provided that no opinion is expressed as to state securities or Blue Sky laws or the rules and regulations under any of them or as to any misstatements or omissions in the Registration Statement, Prospectus or Prospectus/Prospectus Supplement);

                  (xi) No consent, approval, authorization, order or qualification of or registration with any federal or Arizona, Delaware (to the extent required by the Delaware General Corporation Law) or New York state governmental or regulatory commission, board, body, authority or agency is required for the issuance or sale of the Debentures by the Company as contemplated by the Underwriting Agreement and the Indenture, other than as has been accomplished under the Securities Act and the Trust Indenture Act and for filing of the Indenture under the Securities Act (which, we understand, is anticipated to be timely done by the Company by the filing of a Current Report on Form 8-K to which such document will be an exhibit), provided that we express no opinion as to any necessary qualification or registration, or exemption therefrom, under any state securities or Blue Sky laws;

                  (xii) The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act;

                  (xiii) To our knowledge, neither the Company nor any of the Material Subsidiaries is in breach of or in default under (nor has any event occurred that with notice, lapse of time or both would constitute a breach of or default under): (a) any indenture, mortgage, deed of trust, bank loan or credit agreement or other written agreement or instrument identified or described in subparagraph (x)(B), (C), (D) and (E) above; or (b) any federal or Arizona, California, Delaware, Nevada, South Carolina or Texas state or local license, decree, judgment or order applicable to the Company or any of the Material Subsidiaries and known to us; in each case in clauses (a) and (b) where such breach or default could have a material adverse affect on the consolidated financial position, prospects, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 8

                  (xiv) To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus/Prospectus Supplement that have not been so filed, summarized or described; and

                  (xv)     The Registration Statement and the
                           Prospectus/Prospectus Supplement (except as to the financial statements, financial statement notes and financial statement schedules and other financial and statistical data contained or incorporated by reference therein and in the Exhibits thereto (including the T-1), as to which we express no opinion or make no other statement) comply as to form in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations under both; the documents incorporated by reference in the Registration Statement and the Prospectus/Prospectus Supplement when they were filed or, if an amendment with respect to any such document was filed, when such amendment was filed (except as to financial statements, financial statement notes and financial statement schedules and other financial and statistical data contained therein, as to which we express no opinion or make no other statement), complied as to form in all material respects with the then applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  During the course of the preparation of the Prospectus/Prospectus Supplement, we participated in conferences with representatives of the Company, its independent accountants, you and your counsel, at which conferences the contents of the Registration Statement, Prospectus and Prospectus/Prospectus Supplement and related matters were discussed. We have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus or Prospectus/Prospectus Supplement and the nature of our participation is such that we are unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of such statements. However, based upon our participation as described in this paragraph, we have no reason to believe and do not believe that the Registration Statement, Prospectus or the Prospectus/Prospectus Supplement or any documents incorporated by reference therein (provided that we express no opinion and make no other statement as to the financial statements, financial statement notes and financial statement schedules and other financial and statistical data contained therein or with respect to the T-1), as of their respective effective or issue dates

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 9

and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Our opinion set forth in paragraphs (viii) and (ix) above is subject to (a) the effect of applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers relating to, limiting or affecting the enforcement of creditors' rights generally and (b) general principles of equity which may limit the enforceability of any of the remedies, covenants or other provisions of the Debentures and the Indenture, as well as the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally. In addition, we express no opinion as to: (a) any provisions of the Debentures or the Indenture regarding the remedies available to any person (1) to take discretionary action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debentures or the Indenture, or (2) for violations or breaches that are determined by a court to be non-material; (b) with respect to subparagraphs (x)(B), (C), (D) or (E), whether compliance by the Company with Sections 4.14 or 4.15 of the Indenture, by making a "Change of Control Offer" or a "Net Worth Offer" (as defined therein), the creation of a lien on property of the Company under the fourth paragraph of Section 7.07 of the Indenture or the existence of a "Default" or "Event of Default" under Article 6 of the Indenture will constitute a default, event of default or cross-default under any of the indentures, mortgages, deeds of trust, bank loans or credit agreements or other similar written agreements or instruments referred to in subparagraphs (x)(B), (C), (D) or (E); (c) with respect to whether acceleration of the Debentures may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (d) the enforceability of the waivers of rights or defenses provided for in Section 4.12 of the Indenture; or (e) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. Our opinion in paragraphs (viii) and (ix) is subject to the assumption that the Indenture has been duly authorized, executed and delivered by the Trustee and the Agent and constitutes a valid and binding agreement of the Trustee and the Agent, enforceable against the Trustee and the Agent in accordance with its terms, subject to exceptions of the type contained above in this paragraph.

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 10

                  This letter is limited to the facts and the law as they exist on the date hereof. In addition, with respect to statements in this letter based on our knowledge, (i) we have advised you only as to knowledge obtained by us in connection with matters to which we have given substantive attention as counsel to the Company in the form of legal consultation and (ii) such knowledge refers only to the knowledge of the lawyers in our firm participating in the preparation of the Registration Statement and the Prospectus/Prospectus Supplement (being Steven Meiers, Michael Monahan, Amy Forbes, Joseph Salamunovich and Debra Alligood White) and not to the knowledge of every lawyer in our firm. The individuals mentioned above are those whom, we believe, are the appropriate persons of whom to inquire in rendering the opinions given as to our knowledge herein. Please be advised that (a) our firm has not represented the Company or any of its subsidiaries in any real property-related matters or given substantive attention as counsel for the Company in the form of legal consultation as to any license, decree, judgment or order as may exist with respect to the business of Company and its subsidiaries (other than judgments or orders favorable to the Company that are either not relevant to, or are consistent with, the opinions expressed in this letter), (b) we are not representing the Company in connection with any actual or threatened actions, suits or proceedings and (c) except for a review of one of the certificates referred to in paragraph (16), with your permission, we have not made any other inquiries with respect thereto.

                  The Company is a Delaware corporation and, until it reincorporated in Delaware in 1994, was an Arizona corporation. The Material Subsidiaries are Arizona corporations, an Arizona limited liability company and an Arizona limited partnership and a Delaware limited partnership. We are not admitted to practice in Arizona or Delaware. However, we are generally familiar with Title 10 of the Arizona Revised Statutes, Chapters 1-23 (Corporations and Associations) and its predecessor statutes, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act and, except as set forth in the following sentence, have made such review thereof as we consider necessary for the purpose of rendering the opinion contained in paragraphs (i),
(ii) (as to DEVCO), (iv), (v), (vii), (viii), (ix), (x)(A) and (xi) of this opinion. Insofar as this opinion covers Arizona law (except with respect to paragraph (iii) hereof), or Arizona, California, Delaware, Nevada, South Carolina or Texas state or local licenses, decrees, judgments or orders and as to paragraphs (v), (xiii) (b) and (xiv), we have relied, with your permission, on the opinion of Robertson C. Jones, Esq., Vice President and General Counsel of the Company, to you, a copy of which is attached hereto, and (a) as to paragraphs (ii) (second sentence) (with respect to the Material Subsidiaries other than DEVCO), (x)(F) (except as to federal law), (xi) (except as to federal law and the Delaware General Corporation Law), and (xiii) such reliance is, with your permission, exclusive and without any independent verification and (b) our opinion is subject to the same qualifications, assumptions and

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 11

limitations as are set forth in that opinion. We believe you and we are justified in relying on that opinion. Subject to the foregoing, this opinion is limited to federal, Arizona, Delaware and New York law, to the extent set forth above. With respect to the opinion in paragraphs (i) and (ii) as to valid existence and good standing and with respect to the opinion in paragraph (iii), we have relied exclusively on certificates from the relevant state authorities[, except with respect to the qualification of DEVCO in Arizona, in which case we have relied exclusively on oral advice from a representative of the relevant state authority]. Steven Meiers, the partner of this firm with primary responsibility for the matters covered by this letter, beneficially owns $225,000 in principal amount of 10-7/8% Senior Notes due 2000 of the Company.*

                  This letter is furnished to you in connection with the Underwriting Agreement and the transactions contemplated thereby, is solely for your benefit, may not be quoted in part by you or in whole or in part by any other person and may not be relied upon by any other person or by you in any other context.

                                               Very truly yours,

                                               GIBSON, DUNN & CRUTCHER LLP

* Note -- the language in brackets will be included only if appropriate given the facts at the time the opinion is delivered.

                                                                         ANNEX B

                                              January ___, 1997

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
c/o Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York 10022

                  Re:      Del Webb Corporation
                           Public Offering of $150,000,000 of
                           9 3/4% Senior Subordinated Debentures due 2008

Ladies and Gentlemen:

         I am the General Counsel of Del Webb Corporation, a Delaware corporation (the "Company"), and render this opinion to you pursuant to Section 6(b) of the Underwriting Agreement, dated January 15, 1997, between each of you and the Company (the "Underwriting Agreement") in connection with the sale by the Company to you of $150 million of 9 3/4% Senior Subordinated Debentures due 2008 (the "Debentures").

         In connection with my examination of documents as described below, I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.

         For the purpose of rendering this opinion, I have made such factual and legal inquiries as I deemed necessary under the circumstances and in that connection I have examined, among other things, originals or copies of the following:

                  (1) The registration statement on Form S-3 (Securities Act file number 33-60089) filed by the Company with the Securities and Exchange Commission (the "Commission") on June 9, 1995 for the purpose of registering the sale of various securities, including Senior Subordinated Debt Securities, under the Securities Act of 1933, as amended (the

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 2

                           "Securities Act"), the related Form T-1 filed with the Commission for the purpose of qualifying the Indenture (defined below) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), Amendment No. 1 to that Registration Statement filed with the Commission on July 21, 1995 and the final prospectus, dated July 21, 1995, filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations adopted by the Commission under the Securities Act (the "Rules"). The registration statement in the form in which it became effective on July 21, 1995, including the documents incorporated by reference therein to the extent not modified or superseded thereby, is referred to below as the "Registration Statement", the final prospectus of the Company dated July 21, 1995, in the form filed with the Commission pursuant to Rule 424(b) of the Rules, including the documents incorporated by reference therein to the extent not modified or superseded thereby, is referred to below as the "Prospectus" and the Prospectus, as supplemented by the Prospectus Supplement to Prospectus dated January 15, 1997, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules, including the documents incorporated by reference therein to the extent not modified or superseded thereby, is referred to below as the "Prospectus/Prospectus Supplement";

                  (2) The Certificate of Incorporation of the Company and the Articles of Incorporation of Del Webb Communities, Inc., Del Webb California Corp., Del Webb's Coventry Homes, Inc., Del Webb's Coventry Homes Construction Co., Del Webb Home Construction, Inc., Del E. Webb Foothills Corporation, Del Webb Commercial Properties Corporation, Terravita Home Construction Co., Terravita Corp., Terravita Commercial Corp., Del Webb's Coventry Homes of Tucson, Inc., Del Webb's Coventry Homes Construction of Tucson Co., Del Webb's Coventry Homes of Nevada, Inc., Del Webb Homes, Inc., The Villages at Desert Hills, Inc., DW Aviation Co., Inc., Del Webb Conservation Holding Corp., Trovas Company, Trovas Construction Company, Fairmount Mortgage, Inc., Del Webb Limited Holding Co. and Del Webb Southwest Co., each of which is an Arizona corporation, the Articles of Organization and Operating Agreement of Terravita Marketplace L.L.C., an Arizona limited liability company ("Terravita L.L.C."), and the Certificate and Agreement of Limited Partnership of Del Webb Texas Limited Partnership, an Arizona

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 3

                           limited partnership ("DW Texas L.P.") (together, the "Material Subsidiaries");

                  (3) The Bylaws of the Company and of the Material Subsidiaries that are corporations, as amended to date;

                  (4) Minutes of meetings of the Boards of Directors of the Company at which actions were taken with respect to the transactions covered by this opinion and minutes or records of other corporate proceedings;

                  (5) The action of the Chief Executive Officer of the Company, dated as of January 15, 1997, with respect to the terms of the Debentures and the Indenture;

                  (6) The letters of KPMG Peat Marwick LLP, dated January 15, 1997, and the date hereof, delivered pursuant to
                           Section 6(d) of the Underwriting Agreement;

                  (7) The certificate, dated as of the date hereof, delivered pursuant to Section 6(k) of the Underwriting Agreement;

                  (8) The Indenture, dated as of January 21, 1997, among the Company, State Street Bank and Trust Company, as Trustee (the "Trustee"), and State Street Bank and Trust Company, N.A., as Co-Registrar and Co-Paying Agent, pursuant to which the Debentures are to be issued (the "Indenture");

                  (9) The Certificate of the Trustee, dated as of the date hereof, as to the due authentication of the Debentures;

                  (10)     The Underwriting Agreement;

                  (11)     Specimen certificate(s) representing the Debentures;

                  (12) The documents referred to in subparagraph (v)(A)-(E) below and the indentures with respect to the Company's the 10-7/8% Senior Notes due 2000, 9-3/4% Senior Subordinated Debentures due 2003 and 9% Senior Subordinated Debentures due 2006;

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 4

                  (13) The Directors and Officers Questionnaires of the directors and executive officers of the Company;

                  (14) My opinions rendered in connection with the public offerings by the Company of its 10-7/8% Senior Notes due 2000, 9-3/4% Senior Subordinated Debentures due 2003, 9% Senior Subordinated Debentures due 2006 and 2,474,900 shares of the Common Stock in August 1995; and

                  (15) Such other certificates and assurances from public officials and officers and representatives of the Company that I considered necessary or appropriate for the purpose of rendering this opinion, copies of which have been delivered to you.

         Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

                  (i) Each of the Material Subsidiaries (except Terravita L.L.C. and DW Texas L.P.) is a corporation organized, validly existing and in good standing under the laws of Arizona, Terravita L.L.C. is a limited liability company organized and validly existing under the Laws of Arizona and DW Texas L.P. is a limited partnership organized and validly existing under the laws of Arizona. Each Material Subsidiary has the corporate, limited liability company (as to Terravita L.L.C.) or partnership (as to DW Texas L.P.) power to own its properties and conduct its business, in each case as described in the Prospectus/Prospectus Supplement;

                  (ii) The 2,500,000 shares and 375,000 shares of the Company's common stock issued on June 25 and July 25, 1991, respectively, in a registered public offering, the approximately 1.1 million shares of the Company's common stock publicly issued in August and September 1987 in an exchange offer for then outstanding notes, the 333,333 shares of common stock of the Company issued on September 25, 1983, upon exercise of warrants, in a registered public offering and the approximately 3.2 million shares of common stock of the Company issued in connection with the underwritten call in May and June 1992 of the Company's 10-3/8% Convertible Subordinated Debentures (none of which, I am informed, are now outstanding) were all duly and

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 5

                           validly authorized, fully paid, non-assessable and not issued in violation of any preemptive rights provided by Arizona law or the Articles of Incorporation or Bylaws of the Company as then in effect (the Company was incorporated in Arizona at the time of each of these issuances of common stock);

                  (iii) To my knowledge and except for a 1989 lawsuit challenging the issuance of the Company's 10-3/8% Convertible Subordinated Debentures and the shares issuable upon conversion thereof, which lawsuit was dismissed without any payment by the Company to the plaintiffs or their counsel, no shares of common stock of the Company issued and outstanding as of the date hereof have been or are the subject of any claim or threatened claim that they were not duly authorized, validly issued and non-assessable. Though it is unclear precisely which statute of limitations in Arizona law would govern any such claim, for issuances when the Company was an Arizona corporation, the limitation period by which any such claim must be made is the later of six years from the date of any issuance of shares or three years from the date any claimant knew or should have known that the applicable shares were not authorized, validly issued and non- assessable;

                  (iv) The Underwriting Agreement and the Indenture have been duly authorized, executed and delivered by the Company;

                  (v) To my knowledge, none of the Company, any of the Material Subsidiaries or Del E. Webb Development Co., L.P., a Delaware limited partnership ("DEVCO"), is in breach of or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of or default under): (A) any indenture, mortgage, deed of trust, bank loan or credit agreement or other written agreement or instrument which was filed, or incorporated by reference, as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1995 filed with the Commission or which is referred to in the Prospectus/Prospectus Supplement;
                           (B) the Company's 10-7/8% Senior Notes due 2000; (C) the Company's 9-3/4% Senior Subordinated Debentures due 2003; (D) the Company's 9% Senior Subordinated Debentures due 2006; (E) the Company's Option Agreements with respect to real property located in Roseville,

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Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 6

                           California, near Hilton Head Island, South Carolina, and in Georgetown, Texas, the Company's purchase agreement with respect to real property located adjacent to Sun City Las Vegas and the Company's purchase agreements with respect to real property or interests in real property located adjacent to Sun City West, in each case which are referred to in the Prospectus/Prospectus Supplement; or (F) any federal or Arizona, California, Delaware, Nevada, South Carolina or Texas state or local license, decree, judgment or order applicable to the Company, any of the Material Subsidiaries or DEVCO and known to me; in each case in subparagraphs (A)-(F) above, where such breach or default could have a material adverse effect on the consolidated financial position, prospects, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

                  (vi) To my knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus/Prospectus Supplement which have not been so filed, summarized or described;

                  (vii) The Debentures have been duly authorized, executed and delivered by the Company;

                  (viii) No consent, approval, authorization, order or qualification of or registration with any Arizona state governmental or regulatory commission, board, body, authority or agency is required for the issuance or sale of the Debentures by the Company as contemplated by the Underwriting Agreement, provided that I express no opinion as to any necessary qualification or registration, or exemption therefrom, under Arizona state securities or Blue Sky laws;

                  (ix) The execution, delivery and performance of the Underwriting Agreement and the Indenture and the issuance and sale of the Debentures by the Company and the consummation of the transactions contemplated by the Underwriting Agreement and the Indenture by the Company will not result in any breach of or constitute a default under (or constitute an event which with notice, lapse of time or both would constitute a breach of or default under): (A) any indenture, mortgage,

                                       B-6


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Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 7

                           deed of trust, bank loan or credit agreement or other written agreement or instrument referred to in paragraphs (v)(A)-(E) above, provided that no opinion is rendered as to whether the making of a Charge of Control Offer or a Net Worth Offer, as defined in and pursuant to Sections 4.14 or 4.15 of the Indenture, respectively, or creating a lien pursuant to the fourth paragraph of Section 7.07 of the Indenture would result in such a breach or default (or event which with notice, lapse of time or both would constitute such a breach of default); (B) any Arizona, California, Delaware, Nevada, South Carolina or Texas state statute, regulation or rule applicable to the Company, any of the Material Subsidiaries or DEVCO (with respect to the execution, delivery and performance of the Indenture and the sale of the Debentures only, provided that no opinion is expressed as to state securities or Blue Sky laws or the rules and regulations under any of them or as to any misstatements or omissions in the Registration Statement, Prospectus or Prospectus/Prospectus Supplement); or (C) any license, decree, judgment or order applicable to the Company, any of the Material Subsidiaries or DEVCO and known to me (with respect to the execution, delivery and performance of the Indenture and the sale of the Debentures only, provided that no opinion is expressed as to state securities or Blue Sky laws or the rules and regulations under any of them or as to any misstatements or omissions in the Registration Statement, Prospectus or Prospectus/Prospectus Supplement);

                  (x) To my knowledge, there are no actions, suits or proceedings pending or threatened in writing against the Company, any of the Material Subsidiaries or DEVCO, or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency, which are required to be described in the Prospectus/Prospectus Supplement, but are not so described; and

                  (xi) The Company owns, directly or indirectly, all of the "Common Equity" (as defined in the Indenture) of each of the Material Subsidiaries (other than Terravita L.L.C.) and DEVCO.

         During the course of the preparation of the Prospectus/Prospectus Supplement, I participated in conferences with representatives of the Company, its independent accountants, you and your counsel, at which conferences the contents of the Registration Statement, Prospectus and Prospectus/Prospectus Supplement and related matters were discussed. I have

                                       B-7


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Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
January ___, 1997
Page 8

not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus or Prospectus/Prospectus Supplement and the nature of my participation is such that I am unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of such statements. However, based upon my participation as described in this paragraph, I have no reason to believe and do not believe that the Registration Statement, the Prospectus or the Prospectus/Prospectus Supplement (provided that I express no opinion and make no other statement as to the financial statements, financial statement notes and financial statement schedules and other financial and statistical data contained or incorporated by reference therein or with respect to the T-1), as of their respective effective or issue date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         This letter is limited to the facts and the law as they exist on the date hereof. In addition, with respect to statements in this letter based on my knowledge, I have advised you only as to knowledge obtained by me in connection with matters to which I have given substantive attention as General Counsel of the Company in the form of legal consultation and knowledge obtained by me from consultation with attorneys in the legal department of the Company concerning the opinions set forth above with respect to their knowledge in connection with matters to which they have given substantive attention as attorneys for the Company in the form of legal consultation.

         This opinion is limited to Arizona law. The statements herein as to California, Delaware, Nevada, South Carolina and Texas state or local statutes, regulations, rules, licenses, decrees, judgments or orders are as to my knowledge and not an opinion with respect thereto. This letter is furnished to you in connection with the Underwriting Agreement and the transactions contemplated thereby, is solely for your benefit, may not be quoted in part by you or in whole or in part by any other person and may not be relied upon by any other person or by you in any other context, provided that this letter may be relied upon by Gibson, Dunn & Crutcher LLP in connection with its opinion pursuant to Section 6(a) of the Underwriting Agreement and in any opinion to the Trustee and may be attached to those opinions.

                                      Very truly yours,



                                      ROBERTSON C. JONES

                                                                         ANNEX C

                                                 January ___, 1997

Del Webb Corporation
6001 North 24th Street
Phoenix, AZ 85016

Dillon, Read & Co. Inc.
Goldman, Sachs & Co.
c/o Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York 10022

                              Del Webb Corporation
                       Public Offering of $150,000,000 of
                 9 3/4% Senior Subordinated Debentures due 2008

Ladies and Gentlemen:

         We have acted as counsel to State Street Bank and Trust Company ("State Street") as Trustee and its affiliate, State Street Bank and Trust Company, N.A. as Agent, in connection with the Underwriting Agreement dated January 15, 1997 (the "Underwriting Agreement") between Del Webb Corporation (the "Company"), Dillon, Read & Co. Inc. and Goldman, Sachs & Co. (the "Underwriters"), pursuant to which the Company will sell to the Underwriters $150,000,000 of its 9 3/4% Senior Subordinated Debentures due 2008 (the "Debentures"). This opinion is rendered pursuant to Section 6(c) of the Underwriting Agreement.

         We have assumed for the purposes of rendering this opinion (a) that the Company filed a shelf registration statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, to which was attached both a form of indenture naming The First National Bank of Boston ("Bank of Boston") as trustee and Bank of Boston's Form T-1 submitted pursuant to the Trust Indenture Act of 1939 (the "TIA"), (b) that such registration statement has become effective and has been supplemented by the filing of a Prospectus Supplement dated January 15, 1997 with the SEC referencing State Street rather than Bank of Boston as Trustee under the Indenture pursuant to which the Debentures are to

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
Del Webb Corporation
Goldman, Sachs & Co.
January ___, 1997
Page 2

be issued (the "Indenture"), (c) that the Indenture naming State Street rather than Bank of Boston as Trustee under the Indenture, has been duly qualified under the TIA, and (d) that the Debentures and the Indenture are legal, valid and enforceable obligations of the Company, subject only to the qualifications set forth in the opinion of its counsel, Gibson, Dunn & Crutcher LLP, addressed to the Underwriters, dated today. We have not independently verified any of such assumptions.

                  Subject to, and in reliance upon, the foregoing, we are of the opinion that (i) State Street need not file with the SEC its own Form T-1 in connection with its acting as Trustee under the Indenture or in respect of the offer and sale of the Debentures, and (ii) State Street satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act of 1939, as amended.

         This opinion is furnished to you in connection with the Underwriting Agreement and the transactions contemplated thereby, is solely for your benefit, may not be quoted in part by you or in whole or in part by any other person and may not be relied upon by any other person or by you in any other context, provided that Gibson, Dunn & Crutcher LLP may rely on this opinion in rendering its opinion pursuant to the Underwriting Agreement.

                                         Very truly yours,

                                         SHIPMAN & GOODWIN LLP

                                       C-2